EXHIBIT 99.1

Oil States’ Board Names Robert L. Potter as its New Chairman

HOUSTON, August 7 – Oil States International, Inc. (NYSE:OIS) announced today that its Board of Directors elected Robert “Bob” L. Potter as Chairman of the Board, following the resignation of Mark G. Papa as Director and Chairman. Mr. Papa has served as a Director of Oil States since going public in February 2001 and as Chairman since February 2016. Mr. Papa has elected to resign as a Director of the Company due to his plans to join the Board of a competitor.

"I want to sincerely thank Mark for his leadership and strategic guidance to Oil States throughout his tenure as Chairman and Director of our Company. Mark has been a dedicated Director to Oil States over the last seventeen years sharing his broad industry experience and the perspective of our E&P customer base. I'd also like to welcome Bob to his new role as Chairman and look forward to his leadership. Bob's extensive energy industry and manufacturing experience will provide significant benefits to Oil States as we focus on the long-term growth and success of our Company," said Cindy B. Taylor, Oil States' President and Chief Executive Officer.

About Robert L. Potter
Robert "Bob" L. Potter joined the Oil States Board in 2017 and is the retired President of FMC Technologies, Inc. ("FMC"), having held that position from August 2012 until his retirement in November 2013. Mr. Potter joined FMC in 1973 after his graduation from Rice University. He served in a number of sales, operations and management roles prior to his appointment in 2001 as Vice President of Energy Processing for FMC. He was appointed Senior Vice President of Energy Processing and Global Surface Wellhead in 2007 and Executive Vice President of Energy Systems in 2010.

Mr. Potter is a former chairman of the board for the Petroleum Equipment Suppliers Association ("PESA") and a former member of the board of directors of the National Ocean Industries Association ("NOIA"). Mr. Potter is a current member of the Council of Overseers for the Jones Graduate School of Business at Rice University. Mr. Potter previously served on the Board of Directors of Tidewater Inc.

About Oil States
Oil States International, Inc. is a global oilfield products and services company serving the drilling, completion, subsea, production and infrastructure sectors of the oil and gas industry. The Company’s manufactured products include highly engineered capital equipment as well as products consumed in the drilling, well construction and production of oil and gas. Through its recent acquisition of GEODynamics, Inc., the Company is also a leading researcher, developer and manufacturer of engineered solutions to connect the wellbore with the formation in oil and gas well completions. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks and uncertainties relating to Oil States' ability to retain GEODynamics' and Falcon's customers and employees, the ability to successfully integrate GEODynamics' and Falcon's operations, product lines, technology and employees into Oil States' operations, and the ability to achieve the expected synergies as well as accretion in earnings; risks associated with the general nature of the energy service industry; and other factors discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, Periodic Reports on Form 8-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Company Contacts:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Director, Investor Relations
713-470-4860